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                                                                   EXHIBIT 10.27

                                 March 10, 2004


Sunset Financial Resources, Inc.
4231 Walnut Bend, Suite 1-A
Jacksonville, Florida 32257

Ladies and Gentlemen:

Bridge Capital (USVI), LLC ("Bridge") hereby agrees to sell to Sunset Financial Resources, Inc. ("Purchaser") and Purchaser hereby agrees to purchase from Bridge the undivided Participation Interests (herein so called) listed on Exhibit A attached hereto and incorporated herein by reference, subject to the following terms and conditions:

PURCHASE PRICE:            The purchase price for each Participation
                           Interest shall be equal to the outstanding principal balance of the underlying loan on the date of closing pro rated in accordance with Bridge's ownership interest in such loan.

RECOURSE:                  The Participation Interests shall be conveyed to
                           Purchaser without recourse as to the future performance of any borrower.

EXCEPTIONS FROM
CONVEYANCE:                Bridge shall reserve from the conveyance of each
                           Participation Interest all servicing rights on all underlying loans and all rights to receive all interest and fees realized on the underlying loans in excess of interest at the rate of 10% per annum. All conveyances of Participation Interests shall be subject to any existing third party participation agreements.

DUE DILIGENCE
DOCUMENTATION:             Within five (5) days of the date of this letter,
                           Bridge shall provide to Purchaser the following documents:

                           1.       Copy of original note

                           2. Copy of all collateral documents including original mortgage or deed of trust

                           3.       Amortization table

                           4.       Copy of mortgagee's title policy

                           5. Copy of borrower's certificate of hazard insurance

                           6.       Payment history (affidavit form)

                           7. Copies of all underlying notes, mortgages, deeds of trust, and/or other liens, along with payoff amounts for each.

                           8.       Copy of original closing statement

                           9.       Photos of real property (if any)

                           10.      Borrowing resolution
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                           11.      Copy of legal opinion

                           12.      Copy of any third party participation
                                    agreement.

DOCUMENTATION:             At Closing Bridge and Purchaser shall execute and
                           deliver a Master Acceptance Agreement and Participation Agreements for each Participation
                           Interest in form and substance reasonably satisfactory to Bridge and Purchaser. The obligations of Bridge and Purchaser hereunder are subject to the closing of the initial public offering of Purchaser's common stock.

CLOSING: Unless this agreement shall be extended in writing by Bridge and Purchaser, the Closing of the transactions contemplated herein shall occur on or before March 31, 2004, at which time the obligations of the parties hereunder shall terminate. In the event that Purchaser fails to close on any Participation Interest listed on Exhibit A and presented by Bridge for conveyance, then Purchaser agrees to reimburse Bridge for all costs and expenses incurred by Bridge in connection with the documentation of such Participation Interest, including, without limitation, reasonable attorneys fees.

                                           BRIDGE CAPITAL (USVI), LLC


                                           By:     /s/ John K. Baldwin
                                               --------------------------------
                                           Title:  Manager

AGREED:

SUNSET FINANCIAL RESOURCES


By:      /s/ Thomas G. Manuel
   ------------------------------------------------
Title:   Secretary and Executive Vice President-
         Compliance and Operations



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                                   EXHIBIT "A"



                                                    FACE AMOUNT
BORROWER/LOCATION/COLLATERAL                          OF LOAN                     BRIDGE INTEREST
----------------------------                          -------                     ---------------
Pacific Islandia California, Inc., Anaheim,          $23,000,000     50%  Participation Interest, pari passu
CA, First Lien Deed of Trust in Hotel Property                       with all other participants

Rutter/KW Kohanaiki LLC, Kona, HI, First             $15,000,000     Existing loan; Purchase of entire loan by
Mortgage in Mixed Use Development                                    Bridge pending

RightStar International, Inc.,  HI, Mortgage in      $34,000,000     20.3% Second Loss Participation Interest
Cemetery                                                             pari passu with Vestin Mortgage, Inc.

North Idaho Resorts, LLC, Pend Oreille, ID,           $8,000,000     Pending loan to be 100% owned by Bridge
Deed of Trust Lien in Master Planned Community